EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Terra Secured Income Trust, Inc.
c/o Terra Capital Advisors, LLP
805 Third Avenue, 8th Floor
New York, New York 10022

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 31, 2011, relating to the financial statements of Terra Secured Income Trust, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
October 31, 2011